CAMDEN PROPERTY TRUST ANNOUNCES FIRST QUARTER 2018 OPERATING RESULTS,

Houston, Texas (May 3, 2018) - Camden Property Trust (NYSE:CPT) announced today operating results for the three months ended March 31, 2018. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three months ended March 31, 2018 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended
	March 31
Per Diluted Share	2018	2017
EPS	$0.41	$0.39
FFO	$1.15	$1.09
AFFO	$1.04	$0.99

	Quarterly Growth	Sequential Growth
Same Property Results	1Q18 vs. 1Q17	1Q18 vs. 4Q17
Revenues	3.3%	0.3%
Expenses	2.1%	3.7%
Net Operating Income ("NOI")	4.0%	(1.5)%

Same Property Results	1Q18	1Q17	4Q17
Occupancy	95.4%	94.7%	95.7%

“We are pleased to report another quarter of strong performance, with same property growth and FFO per share slightly better than anticipated,” said Richard J. Campo, Camden’s Chairman and CEO. “We now expect 2018 same property NOI growth to be 2.7% at the midpoint of our guidance range, compared to our original outlook of 2.5%, primarily as a result of lower than expected operating expenses during the first quarter. Camden’s 2018 guidance for FFO per share is unchanged, as the slight improvement in our outlook for same property NOI is offset by revised assumptions regarding the timing of additional 2018 acquisitions and initial occupancy at one of our new development communities.”

The Company defines same property communities as communities owned and stabilized since January 1, 2017, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Development Activity
During the quarter, construction was completed at Camden Shady Grove in Rockville, MD. Subsequent to
quarter-end, leasing began at Camden McGowen Station in Houston, TX and Camden North End I in Phoenix, AZ.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Cost	as of 5/1/2018
Camden NoMa II	Washington, DC	405	$107.6	78%
Camden Shady Grove	Rockville, MD	457	113.0	70%
Total		862	$220.6

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Budget	as of 5/1/2018
Camden McGowen Station	Houston, TX	315	$90.0	6%
Camden North End I	Phoenix, AZ	441	105.0	9%
Camden Washingtonian	Gaithersburg, MD	365	90.0
Camden Grandview II	Charlotte, NC	28	21.0
Camden RiNo	Denver, CO	233	75.0
Camden Downtown I	Houston, TX	271	132.0
Total		1,653	$513.0

Acquisition/Disposition Activity
During the quarter, the Company acquired Camden Pier District, a 358-home apartment community located in St. Petersburg, FL, for $126.9 million and Camden North Quarter, a 333-home apartment community located in Orlando, FL, for $81.4 million.

Subsequent to quarter-end, Camden acquired a 1.78-acre land parcel in Orlando, FL, for $11.4 million for the future development of approximately 360 wholly-owned apartment homes.

Share Repurchase
During the quarter, Camden repurchased 3,222 shares at an average price of $78.72 per share for $0.3 million. The Company currently has approximately $269.5 million remaining under its stock repurchase program.

Earnings Guidance
Camden updated its earnings guidance for 2018 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for second quarter 2018 as detailed below.

	2Q18	2018	2018 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.45 - $0.49	$1.68 - $1.88	$1.78	$1.78	$0.00
FFO	$1.16 - $1.20	$4.62 - $4.82	$4.72	$4.72	$0.00

	2018	2018 Midpoint
Same Property Growth	Range	Current	Prior	Change
Revenues	2.5% - 3.5%	3.0%	3.0%	0.0%
Expenses	3.0% - 4.0%	3.5%	4.0%	(0.5)%
NOI	1.7% - 3.7%	2.7%	2.5%	0.2%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2018 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, May 4, 2018 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 7582072
Webcast: http://services.choruscall.com/links/cpt180504.html
Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden (the “Company”) operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 158 properties containing 54,181 apartment homes across the United States. Upon completion of 6 properties currently under development, the Company’s portfolio will increase to 55,834 apartment homes in 164 properties. Camden was recently named by FORTUNE® Magazine for the eleventh consecutive year as one of the “100 Best Companies to Work For” in America, ranking #22.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
OPERATING DATA
Property revenues
Rental revenues (a)	$203,505	$188,102
Other property revenues (a)	27,178	31,419
Total property revenues	230,683	219,521

Property expenses
Property operating and maintenance	53,916	51,548
Real estate taxes	30,049	27,920
Total property expenses	83,965	79,468

Non-property income
Fee and asset management	1,998	1,748
Interest and other income	793	634
Income/(loss) on deferred compensation plans	(205)	4,617
Total non-property income	2,586	6,999

Other expenses
Property management	6,639	7,027
Fee and asset management	965	884
General and administrative	12,223	12,868
Interest	20,374	22,956
Depreciation and amortization	70,224	63,734
Expense/(benefit) on deferred compensation plans	(205)	4,617
Total other expenses	110,220	112,086

Loss on early retirement of debt	—	(323)
Equity in income of joint ventures	1,829	1,817
Income from continuing operations before income taxes	40,913	36,460
Income tax expense	(388)	(471)
Net income	40,525	35,989
Less income allocated to non-controlling interests from continuing operations	(1,130)	(1,128)
Net income attributable to common shareholders	$39,395	$34,861

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$40,525	$35,989
Other comprehensive income
Unrealized gain on cash flow hedging activities	3,601	—
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	35	34
Comprehensive income	44,161	36,023
Less income allocated to non-controlling interests from continuing operations	(1,130)	(1,128)
Comprehensive income attributable to common shareholders	$43,031	$34,895

PER SHARE DATA

Total earnings per common share - basic	$0.41	$0.39
Total earnings per common share - diluted	0.41	0.39

Weighted average number of common shares outstanding:
Basic	95,067	89,925
Diluted	96,046	90,949

(a) Upon our adoption of the new revenue standard ASU 2014-09 effective January 1, 2018, we are now presenting certain revenue items historically included as a component of other property revenues as rental revenues due to the nature and timing of revenue recognition for these items being more closely aligned to a lease.  This new presentation has been applied prospectively as this reclassification will not have an impact upon total property revenues.  Approximately $5.6 million of rental revenue is related to this presentation for the three months ended March 31, 2018.  Had ASU 2014-09 been effective as of January 1, 2017, we would have reclassified approximately $5.3 million from other property revenues to rental revenue for the three months ended March 31, 2017.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$39,395	$34,861
Real estate depreciation and amortization	68,595	62,153
Adjustments for unconsolidated joint ventures	2,247	2,213
Income allocated to non-controlling interests	1,130	1,128
Funds from operations	$111,367	$100,355

Less: recurring capitalized expenditures (a)	(9,999)	(9,694)

Adjusted funds from operations - diluted	$101,368	$90,661

PER SHARE DATA
Funds from operations - diluted	$1.15	$1.09
Adjusted funds from operations - diluted	1.04	0.99
Distributions declared per common share	0.77	0.75

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	97,124	92,029

PROPERTY DATA
Total operating properties (end of period) (b)	158	153
Total operating apartment homes in operating properties (end of period) (b)	54,181	53,116
Total operating apartment homes (weighted average)	46,353	45,710

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
ASSETS
Real estate assets, at cost
Land	$1,053,578	$1,021,031	$1,016,097	$1,008,459	$984,523
Buildings and improvements	6,494,229	6,269,481	6,269,561	6,199,435	6,071,203
	7,547,807	7,290,512	7,285,658	7,207,894	7,055,726
Accumulated depreciation	(2,185,452)	(2,118,839)	(2,080,989)	(2,016,259)	(1,952,809)
Net operating real estate assets	5,362,355	5,171,673	5,204,669	5,191,635	5,102,917
Properties under development, including land	399,903	377,231	363,481	373,294	377,107
Investments in joint ventures	26,863	27,237	28,420	29,665	30,062
Total real estate assets	5,789,121	5,576,141	5,596,570	5,594,594	5,510,086
Accounts receivable – affiliates	23,397	24,038	23,620	23,592	23,634
Other assets, net (a)	199,420	195,764	189,253	155,784	147,922
Cash and cash equivalents	101,401	368,492	350,274	16,318	245,529
Restricted cash	15,036	9,313	9,178	8,312	8,175
Total assets	$6,128,375	$6,173,748	$6,168,895	$5,798,600	$5,935,346

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,339,142	$1,338,628	$1,338,117	$1,437,608	$1,583,819
Secured	865,798	865,970	866,134	866,292	866,476
Accounts payable and accrued expenses	123,706	128,313	127,557	116,754	120,086
Accrued real estate taxes	29,061	51,383	70,027	48,559	24,682
Distributions payable	75,083	72,943	72,962	69,347	69,326
Other liabilities (b)	157,002	154,567	154,506	134,851	123,654
Total liabilities	2,589,792	2,611,804	2,629,303	2,673,411	2,788,043

Commitments and contingencies
Non-qualified deferred compensation share awards	76,174	77,230	73,015	84,050	75,704

Equity
Common shares of beneficial interest	1,026	1,028	1,028	978	978
Additional paid-in capital	4,132,056	4,137,161	4,134,206	3,678,660	3,675,737
Distributions in excess of net income attributable to common shareholders	(396,596)	(368,703)	(383,584)	(351,910)	(317,642)
Treasury shares, at cost	(356,687)	(364,066)	(364,736)	(364,785)	(365,923)
Accumulated other comprehensive loss (c)	3,579	(57)	(7)	(1,795)	(1,829)
Total common equity	3,383,378	3,405,363	3,386,907	2,961,148	2,991,321
Non-controlling interests	79,031	79,351	79,670	79,991	80,278
Total equity	3,462,409	3,484,714	3,466,577	3,041,139	3,071,599
Total liabilities and equity	$6,128,375	$6,173,748	$6,168,895	$5,798,600	$5,935,346

(a) Includes:
net deferred charges of:	$929	$1,125	$1,312	$1,487	$1,683
net fair value adjustment of derivative instruments:	$5,291	$1,690	$1,754	$—	$—

(b) Includes deferred revenues of:	$536	$426	$1,463	$513	$1,455

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding gains (or losses) associated with the sale of previously depreciated operating properties, real estate depreciation and amortization, impairments of depreciable assets, and adjustments for unconsolidated joint ventures. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended March 31,
	2018	2017
Net income attributable to common shareholders	$39,395	$34,861
Real estate depreciation and amortization	68,595	62,153
Adjustments for unconsolidated joint ventures	2,247	2,213
Income allocated to non-controlling interests	1,130	1,128
Funds from operations	$111,367	$100,355

Less: recurring capitalized expenditures	(9,999)	(9,694)

Adjusted funds from operations	$101,368	$90,661

Weighted average number of common shares outstanding:
EPS diluted	96,046	90,949
FFO/AFFO diluted	97,124	92,029

Total earnings per common share - diluted	$0.41	$0.39
FFO per common share - diluted	$1.15	$1.09
AFFO per common share - diluted	$1.04	$0.99

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	2Q18	Range	2018	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.45	$0.49	$1.68	$1.88
Expected real estate depreciation and amortization	0.68	0.68	2.81	2.81
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.09	0.09
Expected income allocated to non-controlling interests	0.01	0.01	0.04	0.04
Expected FFO per share - diluted	$1.16	$1.20	$4.62	$4.82

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplemental. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended March 31,
	2018	2017
Net income	$40,525	$35,989
Less: Fee and asset management income	(1,998)	(1,748)
Less: Interest and other income	(793)	(634)
Less: Income/(loss) on deferred compensation plans	205	(4,617)
Plus: Property management expense	6,639	7,027
Plus: Fee and asset management expense	965	884
Plus: General and administrative expense	12,223	12,868
Plus: Interest expense	20,374	22,956
Plus: Depreciation and amortization expense	70,224	63,734
Plus: Expense/(benefit) on deferred compensation plans	(205)	4,617
Plus: Loss on Early Retirement of Debt	—	323
Less: Equity in income of joint ventures	(1,829)	(1,817)
Plus: Income tax expense	388	471
Net Operating Income (NOI)	$146,718	$140,053

"Same Property" Communities	$128,604	$123,681
Non-"Same Property" Communities	14,665	11,424
Development and Lease-Up Communities	2,048	42
Dispositions/Other	1,401	4,906
Net Operating Income (NOI)	$146,718	$140,053

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, loss on early retirement of debt and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended March 31,
	2018	2017
Net income attributable to common shareholders	$39,395	$34,861
Plus: Interest expense	20,374	22,956
Plus: Depreciation and amortization expense	70,224	63,734
Plus: Income allocated to non-controlling interests from continuing operations	1,130	1,128
Plus: Income tax expense	388	471
Plus: Loss on Early Retirement of Debt	—	323
Less: Equity in income of joint ventures	(1,829)	(1,817)
Adjusted EBITDA	$129,682	$121,656